Exhibit (j)(4)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 104 to Registration Statement No. 002-90649 on Form N-1A of Fidelity Investment Trust, including Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 1, 2008